As filed with the Securities and Exchange Commission on May 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AmpliPhi Biosciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	2836	91-1549568
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) ____________ 3579 Valley Centre Drive, Suite 100 San Diego, California 92130 (858) 829-0829	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

M. Scott Salka
Chief Executive Officer
AmpliPhi Biosciences Corporation
3579 Valley Centre Drive, Suite 100
San Diego, California 92130
(858) 829-0829

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas A. Coll, Esq. Matthew T. Browne, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Ivan Blumenthal, Esq. Daniel Bagliebter, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-217169)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	$500,001(3)
Pre-funded Warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$500,001(4)
Common Warrants to purchase shares of common stock	$3,334(3)
Shares of common stock issuable upon exercise of the Common Warrants	$500,001(3)
Total	$1,003,336(4)	$116.29

___________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Includes the offering price of additional securities that the underwriter has an option to purchase.
(4)

The proposed maximum offering price of the common stock proposed to be sold pursuant to this registration statement will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold pursuant to this registration statement, and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) is $500,001.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of (i) additional shares of common stock, par value $0.01 per share, of AmpliPhi Biosciences Corporation, a Washington corporation (“Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock and (iii) common warrants to purchase shares of Common Stock, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-217169), which was declared effective by the Commission on May 4, 2017, and is being filed solely for the purpose of increasing the aggregate offering price of securities to be offered in the public offering by $1,003,336.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 4th day of May, 2017.

AMPLIPHI BIOSCIENCES CORPORATION

By:	/s/ M. Scott Salka
M. Scott Salka Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Scott Salka M. Scott Salka	Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2017

/s/ Steve R. Martin Steve R. Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2017

/s/ Jeremy Curnock Cook* Jeremy Curnock Cook	Chairman of the Board of Directors	May 4, 2017

/s/ Louis Drapeau* Louis Drapeau	Director	May 4, 2017

/s/ Paul C. Grint* Paul C. Grint, M.D.	Director	May 4, 2017

/s/ Wendy S. Johnson* Wendy S. Johnson	Director	May 4, 2017

/s/ Michael S. Perry* Michael S. Perry, Ph.D.	Director	May 4, 2017

/s/ Vijay B. Samant* Vijay B. Samant	Director	May 4, 2017

*Pursuant to Power of Attorney

By:	/s/ M. Scott Salka
M. Scott Salka
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1(1)	Power of Attorney.
___________

(1)	Included on the signature page of the Registration Statement on Form S-1 (File No. 333-217169), filed with the Securities and Exchange Commission on April 6, 2017, and incorporated herein by reference.